United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNION BANKSHARES COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[Union Bankshares Company Logo]

IMPORTANT NOTICE FROM YOUR BOARD OF DIRECTORS

May 25, 2007

Dear Fellow Shareholder:

We recently sent you a detailed proxy statement and BLUE proxy card for the Annual Meeting of Shareholders of Union Bankshares Company, scheduled for Thursday, June 7, 2007. We are writing to encourage you to demonstrate your support for Union Bankshares Company’s management by signing, dating and returning the enclosed BLUE proxy card in the self addressed envelope provided, or by providing your voting instructions via telephone or internet (instructions included on the BLUE proxy card).

YOUR VOTE IS EXTREMELY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE, PLEASE CONTACT GEORGESON, THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, TOLL FREE AT (866) 651-3212 (BANKS AND BROKERS PLEASE CALL COLLECT AT (212) 440-9800).

Because a dissident shareholder is also sending out a proxy statement and proxy card soliciting votes to elect Mr. Jennings and another nominee, Mr. Andrew J. Pease, to your company’s Board of Directors, you may receive proxy solicitation materials and a white proxy card from Financial Analytics Investment Corporation. Do not be confused by these materials. Your Board of Directors vigorously opposes the dissident shareholder’s proxy solicitation and strongly urges you NOT to sign or return any white proxy card sent to you by Financial Analytics Investment Corporation.

The most effective way to demonstrate your support for Union Bankshares Company’s management is to sign, date and return the enclosed BLUE proxy card in the self addressed envelope provided, or provide your voting instructions via telephone or internet.

EVEN IF YOU HAVE PREVIOUSLY RETURNED A WHITE PROXY CARD, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE—ONLY YOUR LATEST-DATED PROXY COUNTS.

AS STATED ABOVE, IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT GEORGESON, THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, TOLL FREE AT (866) 661-3212. IF YOU HAVE ADDITIONAL QUESTIONS, WE ALSO INVITE YOU TO CONTACT OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, PETER A. BLYBERG, OR OUR SENIOR VICE PRESIDENT AND CLERK, AT (800) 660-4537.

On behalf of your Board of Directors, I thank you for your continued confidence and support.

Sincerely,

/s/ Sandra Hylander Collier

Sandra Hylander Collier

Chairman of the Board

IMPORTANT INFORMATION

Union Bankshares Company (the “Company”) filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders with the Securities and Exchange Commission on May 11, 2007. UNION BANKSHARES COMPANY SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain additional copies of Union Bankshares Company’s definitive proxy statement and any other documents filed by Union Bankshares Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of Union Bankshares Company’s definitive proxy statement are also available for free at Union Bankshares Company’s Internet website at http://www.uniontrust.com/investerrelation.html or by writing to Union Bankshares Company, 66 Maine Street, Ellsworth, Maine 04605, Attention: Investor Relations. In addition, copies of Union Bankshares Company’s proxy materials may be requested by contacting our proxy solicitor, Georgeson Inc. at (866) 651-3212 toll free.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Union Bankshares Company’s shareholders is available in Union Bankshares Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2007.